As Filed Pursuant to Rule 424(b)(3)
Registration No. 333-264459
PROSPECTUS

1,666,666 Shares

Common Stock Offered by the Selling Stockholder

This prospectus relates to the resale from time to time of up to 1,666,666 shares of common stock, par value $0.001 per share, of X4 Pharmaceuticals, Inc. (the “Common Stock”) by the selling stockholder listed on page 7 (the “Selling Stockholder”), including its pledgees, assignees, donees, transferees or their respective successors-in-interest, which consist of 900,000 outstanding shares of our Common Stock held by the Selling Stockholder and 766,666 shares of our Common Stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our Common Stock held by the Selling Stockholder. We will not receive any proceeds from the sale of the shares offered by this prospectus, however, we have agreed to pay the registration expenses relating to such shares of Common Stock and we will receive the exercise price of $0.01 per share of any of the pre-funded warrants exercised for cash.
We have agreed, pursuant to a registration rights agreement that we have entered into with the Selling Stockholder, to bear all of the expenses incurred in connection with the registration of these shares. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our Common Stock.
The Selling Stockholder identified in this prospectus, or its pledgees, assignees, donees, transferees or their respective successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholder, see the section entitled “Selling Stockholder” on page 7.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Our Common Stock is traded on the Nasdaq Capital Market under the symbol “XFOR.” On May 12, 2022, the last reported sale price of our Common Stock was $1.04 per share. You are urged to obtain current market quotations for our Common Stock.
We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”
Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the section entitled “Risk Factors” on page 5 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission (“SEC”), in any applicable prospectus supplement and in any other documents we file with the SEC.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May 13, 2022.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the Selling Stockholder has authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the SEC, and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of our Common Stock.
A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”
In this prospectus, references to “X4 Pharmaceuticals,” “X4,” the “Company,” the “registrant,” “we,” “us,” and “our” refer to X4 Pharmaceuticals, Inc., formerly Arsanis, Inc., and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.
Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), these forward-looking statements include statements regarding:
•our plans to develop and commercialize our product candidates;
•the timing of our planned clinical trials for our product candidates;
•the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;
•the clinical utility of our product candidates;
•our commercialization, marketing and manufacturing capabilities and strategy;
•the impact of the COVID-19 pandemic and other unforeseen events such as the armed conflict between Russia and Ukraine on our business, operations, strategy, goals and anticipated timelines;
•our intellectual property position;
•our plans to in-license, acquire, develop and commercialize additional product candidates;
•our competitive position and the development of and projections relating to our competitors or our industry;
•our ability to identify, recruit and retain key personnel;
•the impact of laws and regulations;
•our plans to identify additional product candidates with significant commercial potential that are consistent with our commercial objectives;
•our estimates regarding future revenue, expenses and needs for additional financing; and
•other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and other filings we make with the SEC.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and may provide additional information in any applicable prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.
We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to
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purchase our Common Stock, you should carefully consider the risk factors incorporated by reference herein, in addition to the other information set forth in this prospectus and in the documents incorporated by reference herein.
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PROSPECTUS SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our Common Stock.
Company Overview
We are a late-stage clinical biopharmaceutical company focused on the research, development and commercialization of novel therapeutics for the treatment of rare diseases, with an initial focus on the treatment of people with immune system dysfunction. Our lead product candidate, mavorixafor, is a first-in-class, small molecule inhibitor of the chemokine receptor CXCR4 and is being developed as a once-daily oral therapy. Due to mavorixafor’s demonstrated ability to antagonize CXCR4 and improve the healthy maturation and trafficking of white blood cells, we believe that mavorixafor has the potential to provide therapeutic benefit across a wide variety of diseases, including primary immunodeficiencies (“PIDs”) and certain types of cancer.
In June 2019, we initiated 4WHIM, a pivotal, 52-week global Phase 3 clinical trial of mavorixafor for the treatment of patients with WHIM (Warts, Hypogammaglobulinemia, Infections, and Myelokathexis) Syndrome, a rare, inherited PID, following the completion of the dose-titration portion of a Phase 2 clinical trial whose open-label extension portion is ongoing. The U.S. Food and Drug Administration (“FDA”) has granted Breakthrough Therapy Designation for mavorixafor for the treatment of adults with WHIM. The FDA has also granted Fast Track Designation for mavorixafor for adults with WHIM and Rare Pediatric Designation for mavorixafor for the treatment of WHIM. We completed enrollment in the 4WHIM trial in the third quarter of 2021 and currently expect to report top-line data from this trial in the fourth quarter of 2022. In addition, we have begun building our commercial team in anticipation of a possible New Drug Application (“NDA”) submission to the FDA in the second half of 2023, with the goal of obtaining approval for mavorixafor for the treatment of people in the United States, aged 12 and older, with WHIM Syndrome should the final data from the 4WHIM trial support the filing of an NDA.
In November 2019, we initiated a 14-day, proof-of-concept Phase 1b clinical trial of mavorixafor in patients with chronic neutropenia disorders, and in December 2019, we initiated a Phase 1b clinical trial of mavorixafor, in combination with ibrutinib, in patients with Waldenström’s macroglobulinemia, a rare blood cancer characterized by an excess of abnormal white blood cells in the bone marrow and confirmed MYD88 and CXCR4 genetic mutations. Following announcements of positive preliminary data from both of the ongoing Phase 1b clinical trials of mavorixafor during 2021, we have continued patient enrollment. Additional data are expected from the Phase 1b clinical trial in chronic neutropenia by the third quarter of 2022 and from the Phase 1b clinical trial in Waldenström’s macroglobulinemia in the second half of 2022.
We are also investigating mavorixafor in combination with axitinib (Inlyta®) in the Phase 2a portion of an open-label Phase 1/2 clinical trial in clear cell renal cell carcinoma (“ccRCC”). We intend to pursue future development and potential commercialization of mavorixafor in ccRCC and other possible immuno-oncology indications outside of greater China only as part of a potential strategic collaboration.
In addition, we are advancing two early stage candidates: X4P-003, a second-generation CXCR4 antagonist designed to have enhanced properties relative to mavorixafor, potentially enabling broader opportunities in CXCR4-dependent disorders and primary immunodeficiencies; and X4P-002, a CXCR4 antagonist with a unique distribution profile for potential use in CXCR4-dependent diseases in the periphery, but also with the ability to cross the blood-brain barrier and provide appropriate therapeutic exposures to treat brain cancers and other diseases where exposure in brain is essential. We anticipate that we will file an Investigational New Drug application for X4P-002 in the second half of 2022.
To date, we have not generated revenue from product sales and do not expect to generate significant revenue from the sale of our products in the foreseeable future. If our development efforts for our product candidates are successful and result in regulatory approval, we may generate revenue in the future from product sales. We cannot predict if, when, or to what extent we will generate revenue from the commercialization and sale of our product candidates. We may never succeed in obtaining regulatory approval for any of our product candidates.

Private Placement
Securities Purchase Agreement
On March 3, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with BCLS II Investco, LP (the “Purchaser”), an affiliate of Bain Capital Life Sciences, LLC, pursuant to which we agreed to sell and issue (i) 900,000 shares of Common Stock at a purchase price of $1.80 per share, which represents the volume weighted average price per share of the Common Stock as quoted on the Nasdaq Capital Market for the thirty (30) consecutive-day trading day period ending on March 2, 2022, and (ii) pre-funded warrants to purchase 766,666 shares of Common Stock at a price of $0.01 per share, at a purchase price of $1.79 per pre-funded warrant (the “Private Placement”). On March 7, 2022, we closed the Private Placement and issued 900,000 shares of Common Stock and 766,666 pre-funded warrants to purchase Common Stock to the Purchaser.
The pre-funded warrants are exercisable at any time after their original issuance and will not expire. The pre-funded warrants provide that the holder of such pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving 61 days’ notice to us, but not to any percentage in excess of 19.99%.
The shares of Common Stock issued to the Purchaser, and the shares of Common Stock issuable upon exercise of the pre-funded warrants were not initially registered under the Securities Act or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. In connection with its execution of the Purchase Agreement, the Purchaser represented to us that the Purchaser is an “accredited investor” as defined in Regulation D of the Securities Act and that the shares of Common Stock and the pre-funded warrants purchased by the Purchaser were being acquired solely for its own account and for investment purposes and not with a view to its future sale or distribution.
Registration Rights Agreement
On March 3, 2022, in connection with the Private Placement, we entered into a Registration Rights Agreement with the Purchaser (the “Registration Rights Agreement”), pursuant to which we agreed to (i) by no later than April 30, 2022, file a registration statement with the SEC to cover the resale of the shares of Common Stock, including those shares of Common Stock issuable upon exercise of the pre-funded warrants to purchase Common Stock, issued to the Purchaser pursuant to the Purchase Agreement (the “Shares”), (ii) to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and (iii) to keep such registration statement effective until the date the Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. In the event that such registration statement is not filed or declared effective within the timeframes set forth in the Registration Rights Agreement or, after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or our failure to update such registration statement, subject to certain limited exceptions, then we have agreed to make payments to the Purchaser as liquidated damages in an amount equal to 1% of the aggregate amount invested by the Investor in the Shares per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the registration rights agreement.
The registration statement of which this prospectus is a part relates to the offer and resale of the shares of Common Stock issued to the Purchaser pursuant to the Purchase Agreement, including the shares issuable upon exercise of the pre-funded warrants to purchase Common Stock. When we refer to the Selling Stockholder in this prospectus, we are referring to the Purchaser named in this prospectus as the Selling Stockholder and, as applicable, any donees, pledgees, assignees, transferees or other successors-in-interest selling Shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, or other non-sale related transfer.
Corporate Information
Prior to March 13, 2019, we were a clinical-stage biopharmaceutical company known as Arsanis, Inc. that had historically been focused on applying monoclonal antibody immunotherapies to address serious infectious diseases. Arsanis, Inc. was originally incorporated in the State of Delaware in August 2010.
On March 13, 2019, we completed our business combination with X4 Therapeutics, Inc. (formerly X4 Pharmaceuticals, Inc.) in accordance with the terms of an Agreement and Plan of Merger, dated as of November 26, 2018, as amended on December 20, 2018 and March 8, 2019 (the “Merger Agreement”), that we entered into with

X4 Therapeutics, Inc. and Artemis AC Corp., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into X4 Therapeutics, Inc., with X4 Therapeutics, Inc. continuing as our wholly owned subsidiary and the surviving corporation of the merger, which transaction we refer to as the Merger. At the closing of the Merger, we issued shares of our Common Stock to X4 Therapeutics, Inc. stockholders based on an agreed upon exchange ratio, and each option or warrant to purchase X4 Therapeutics, Inc. capital stock became an option or warrant, respectively, to purchase our Common Stock, subject to adjustment in accordance with the agreed upon exchange ratio. Following the closing of the Merger, we effected a 1-for-6 reverse stock split of our Common Stock, our name was changed to X4 Pharmaceuticals, Inc., the business of X4 Therapeutics, Inc. became our business, and we became a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for the treatment of rare diseases. In connection with the closing of the Merger, our stock began trading on the Nasdaq Capital Market under the symbol “XFOR” on March 14, 2019.
Our principal executive offices are located at 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134, and our telephone number is (857) 529-8300. Our website is located at http://www.x4pharma.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

THE OFFERING

Common Stock Offered by the Selling Stockholder	1,666,666 Shares
Use of Proceeds	We will not receive any proceeds from the sale of the Shares covered by this prospectus, except with respect to amounts received by us due to the exercise of pre-funded warrants.
Nasdaq Capital Market Symbol	XFOR

RISK FACTORS
An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 17, 2022, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holder of the Shares of our Common Stock described in the section entitled “Selling Stockholder” to resell such Shares. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our Common Stock held by the Selling Stockholder, except with respect to amounts received by us due to the exercise of the pre-funded warrants.
The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of these Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER

This prospectus covers the sale or other disposition by the Selling Stockholder of up to the total number of shares of our Common Stock that were issued to the Selling Stockholder pursuant to the Purchase Agreement, plus the total number of shares of our Common Stock issuable upon exercise of the pre-funded warrants issued to the Selling Stockholder pursuant to the Purchase Agreement, without giving effect to the Beneficial Ownership Limitation described under “Prospectus Summary—Private Placement—Securities Purchase Agreement.” The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the Selling Stockholder as of April 19, 2022. The information in the table below with respect to the Selling Stockholder has been obtained from the Selling Stockholder. When we refer to the “Selling Stockholder” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the Selling Stockholder listed in the table below as offering shares, as well as its respective pledgees, assignees, donees, transferees or successors-in-interest. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the Selling Stockholder, we are referring to the shares of our Common Stock and the shares underlying the pre-funded warrants issued to the Selling Stockholder pursuant to the Purchase Agreement, without giving effect to the Beneficial Ownership Limitation described above. The Selling Stockholder may sell all, some or none of the shares of Common Stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.
The number of shares of Common Stock beneficially owned prior to the offering for the Selling Stockholder includes all shares of our Common Stock beneficially held by the Selling Stockholder as of April 19, 2022, which includes (i) all shares of our Common Stock purchased by such Selling Stockholder in the Private Placement and (ii) all shares of Common Stock issuable upon exercise of the pre-funded warrants purchased by the Selling Stockholder in the Private Placement, without giving effect to the Beneficial Ownership Limitation. The percentages of shares owned before and after the offering are based on 30,823,573 shares of Common Stock outstanding as of April 19, 2022, which includes the outstanding shares of Common Stock offered by this prospectus but does not include any shares of Common Stock offered by this prospectus that are issuable pursuant to warrants or pre-funded warrants and are deemed outstanding in the table below because they are beneficially owned by the Selling Stockholder.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. In computing the number of shares of our Common Stock beneficially owned by the Selling Stockholder and the percentage ownership of the Selling Stockholder, we deemed outstanding shares of Common Stock issuable upon the exercise of pre-funded warrants or warrants held by the Selling Stockholder that are exercisable within 60 days of April 19, 2022. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the Selling Stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage	Offered(1)	Number	Percentage
BCLS II Investco, LP(3)	3,321,147	9.99%	1,666,666	2,008,032	5.98%

(1)    The number of shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our Common Stock that the Selling Stockholder may offer and sell from time to time under this prospectus.
(2)    We do not know when or in what amounts the Selling Stockholder may offer shares for sale. The Selling Stockholder might not sell any or might sell all of the shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares issued in the Private Placement and covered by this prospectus, including Common Stock issuable upon exercise of the pre-funded warrants, will be held by the Selling Stockholder.
(3)    The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (i) the following shares of Common Stock purchased by the Selling Stockholder in the Private Placement: (a) 900,000 shares of Common Stock, and (b) 766,666 shares of Common Stock issuable upon exercise of pre-funded warrants and (ii) 1,654,481 shares of Common Stock issuable upon exercise of pre-funded warrants purchased by the Selling Stockholder from us in November 2021. In addition to the foregoing shares, as of April 19,

2022, the Selling Stockholder held pre-funded warrants to purchase 353,551 additional shares of Common Stock that are not included in the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” because they are subject to limitations on exercisability if such exercise would result in the Selling Stockholder beneficially owning more than 9.99% of our outstanding Common Stock. Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the ultimate general partner of the Selling Stockholder. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the shares of Common Stock beneficially owned by the Selling Stockholder. Additionally, the shares of Common Stock, including Common Stock issuable upon exercise of the pre-funded warrants, held by the Selling Stockholder are required to be aggregated with our other securities beneficially owned by BCLSI and held by affiliates of the Selling Stockholder for the purposes of the Beneficial Ownership Limitation. The address of the Selling Stockholder is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.
Relationships with Selling Stockholder
As discussed in greater detail above under the section titled “Prospectus Summary—Private Placement,” in March 2022, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which we sold and issued shares of our Common Stock and pre-funded warrants to purchase our Common Stock, and we also entered into the Registration Rights Agreement with the Selling Stockholder, pursuant to which we agreed to file a registration statement with the SEC to cover the resale by the Selling Stockholder of the shares of our Common Stock, including the shares of Common stock issuable upon exercise of the pre-funded warrants, issued pursuant to the Purchase Agreement.
The Selling Stockholder has not had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares of Common Stock or other securities, and the Selling Stockholder has not held any position or office with us or our affiliates within the last three years.

PLAN OF DISTRIBUTION

The Selling Stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by the Selling Stockholder and, if the Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the selling stockholder list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholder from the sale of the Common Stock offered by the Selling Stockholder will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of $0.01 per share pursuant to the pre-funded warrants.
The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that the Selling Stockholder meets the criteria and conform to the requirements of that rule.
The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A Selling Stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our Common Stock to be sold, the name of the Selling Stockholder, the respective purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the Selling Stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the Shares to be offered for resale by the Selling Stockholder under this prospectus will be passed upon for us by Cooley LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is www.x4pharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38295. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), filed with the SEC on March 17, 2022, including the information specifically incorporated by reference in the 2021 Annual Report from our definitive proxy statement for the 2022 Annual Meeting of Stockholders, to be filed with the SEC on or around April 25, 2022;
•Our Current Reports on Form 8-K filed with the SEC on January 14, 2022, January 14, 2022, February 9, 2022 and March 3, 2022 (in each case, except for information contained therein which is furnished rather than filed); and
•The description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on November 15, 2017, including any amendments or reports filed for purposes of updating such description, including Exhibit 4.18 to the 2021 Annual Report.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to X4 Pharmaceuticals, Inc., Attn: Investor Relations, 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134.
Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

1,666,666 Shares

Common Stock

PROSPECTUS

May 13, 2022